EXHIBIT 10.i

                                    AGREEMENT

         This Agreement, dated September __, 1999, is among Legal Club of America Corporation (the "Company"), Matt Cohen ("Cohen") and Brett Merl ("Merl").

                              PRELIMINARY STATEMENT

         The parties have reached certain agreements regarding Cohen's termination of his employment by the Company and the transfer of certain of his shares in the Company's stock, all as set forth below

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Cohen shall and does hereby sell and deliver to Merl a total of 700,000 shares (the "Sold Shares") of his common stock in the Company, consisting of all 400,000 shares encumbered by a stock pledge agreement (the "Pledge") dated December 16, 1997 and an additional 300,000 that are subject to the Pledge. Further, Cohen shall sell and deliver to Merl an additional 100,000 shares of the Company's stock (the "Additional Shares")if and when the "Condition" (as defined below) is satisfied. In consideration thereof, Merl shall and does hereby (a) assume and agree to pay Cohen's outstanding obligations to the Company evidenced by his promissory note dated December 16, 1997 in the original principal amount of $133,000 (the "Note", which Note is secured by the Pledge), and (b) generally release Cohen from any and all claims that Merl may have against Cohen, as set forth in paragraph 5, below.

2. As used herein, "Condition" means the payment of $ 15,000 by the Company to Cohen by January 31, 2000. The Company shall pay Cohen 15,000 subject to its consummation of a capital raise of $1 Million or more, by private placement or public offering on or before January 31, 2000. In the event that the Condition is fulfilled by January 31 2000, then Cohen shall complete his transfer of the Additional Shares to Merl. In the event that the Condition is not satisfied by January 31 2000, then Cohen shall not be obligated to sell or deliver the Additional Shares to Merl.

3. Cohen represents and warrants that he owns the Sold Shares absolutely free and clear of all liens, encumbrances, voting trusts, proxies and adverse claims whatsoever, except that 400,000 of the Sold Shares are encumbered by the Pledge. Cohen represent, warrants and covenants that he owns and will maintain ownership of the 100,000 Additional Shares, absolutely free and clear of all liens, encumbrances, voting trusts, proxies and adverse claims whatsoever, until February 1, 2000.

4. Merl represents and warrants that (a) he is an accredited investor, as such term is defined under applicable securities laws and regulations, (b) he is acquiring the Sold Shares and the Additional Shares as restricted securities, and (c) he shall not transfer or sell any of the Sold Shares or the Additional Shares except in compliance with all applicable securities laws and


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regulations. Each party has determined to execute, deliver, perform and consummate this Agreement and the transactions contemplated hereby based solely on their own independent investigation regarding the same, and not in reliance upon any statement, representation or warranty of any party except as expressly set forth in this Agreement.

5. Cohen agrees to execute and perform all documents (including without limitation stock powers and letters of authorization) to effect the transfer of the Sold Shares promptly after the execution of this Agreement, and the transfer of the Additional Shares promptly after the timely satisfaction of the Condition.

6. In consideration of the foregoing, the Company and Cohen hereby generally release each other from all, and all manner of, claims and demands whatsoever, arising from the beginning of the world to the date of this Agreement, including all claims and demands relating to the Company, its securities and affairs on to Cohen's employment by the Company or the termination thereof. Without limiting the generality of the foregoing, the Company specifically releases Cohen from all claims and liabilities under the Note and the Pledge.

7. In consideration of the foregoing, Merl and Cohen hereby generally release each other from all, and all manner of, claims and demands whatsoever, arising from the beginning of the world to the date of this Agreement, including all claims and demands relating to the Company, its securities and affairs or to Cohen's employment by the Company or the termination thereof. Without limiting the generality of the foregoing, Merl (and the Company) specifically release Cohen from all claims as to (a) Cohen's shares in the Company (other than the Sold Shares and the Additional Shares) and (b) the sales of such other shares by Cohen and the proceeds of such sales.

8. Notwithstanding the foregoing provisions of 6 and 7, above, or any other provisions of this Agreement, the releases provided for in this Agreement shall not affect or impair (a) the right of any party to enforce this Agreement against any other party, (b) Cohen's rights to indemnification from the Company for the acts and omissions of Cohen performed in his capacity as an officer or director of the Company, to the extent provided in its organizational documents, on (c) the Company's right to enforce against Cohen the provisions of the Subscription Agreement dated December 16, 1997, to the extent of its provisions concerning (i) Cohen's representations concerning his status as an Accredited Investor, and (ii) Cohen's agreement to hold back from sales of his stock in the Company in connection with certain public offerings.

9. Cohen agrees to continue to serve on the Board of Directors of the Company, subject to his election by the Company's stockholders. So long as he serves in that capacity, the Company agrees that his stock options shall continue to vest as scheduled, including the options to buy 67,164 shares of the Company's common stock granted to Cohen as of June 30,1999.

10. The Company will maintain and health and dental insurance coverage for Cohen, as in effect prior to the termination of his employment, through December
31. 1999, subject to the terms and conditions of the applicable plans and policies therefor.

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

11. The Company will pay to its counsel's trust account, Berger, Davis & Singerman, PA, the sum of $3000. This amount will be held as security for the payment of American Express Card charges on credit cards issued on Cohen's account and held by Merl and Jason Krouse. pending joint authorization from the Company and Cohen to disburse the same in payment of such charges, or to return such sum to the Company if all charges are paid and the credit cards are returned to Cohen.

12. Each party hereto represents and warrants that the execution and performance of this Amendment has been duly and validly authorized, does not conflict with or result in a default under any agreement, understanding, order, judgment or writ applicable to the representing party or its assets, and that this Amendment is the representing party's' valid and binding agreement, and is enforceable against the representing party in accordance with its terms. This Amendment may be executed in counterparts, and facsimile signatures shall be effective as an original. This Agreement sets forth the parties' complete understanding of regarding the subject matter hereof, and shall be governed by and construed in accordance with Florida law. The parties specifically agree to the provisions below regarding the Escrow Agent.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

         LEGAL CLUB OF AMERICA CORPORATION

         By: /s/ BRETT MERL
             -----------------------------
         Authorized Signatory

         /s/ BRETT MERL
         ---------------------------------
         Brett Merl

         /s/ MATT COHEN
         ---------------------------------
         Matt Cohen

                             JOINDER OF ESCROW AGENT

         Berger, Davis & Singerman, P.A. ("Agent") joins this Agreement and agrees to accept arid hold $3000 (the "Escrow Funds") in its trust account, subject to the following conditions:

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

Re:   Amendment to Agreement re Shares of Legal Club

Dear Matt:

  As discussed, this will amend our above agreement regarding your transfer of stock in Legal Club of America Corporation to me (the "Agreement"). The Agreement is amended to delete all references to the Additional Shares therefrom. Therefore, your transfers of stock to me are completed with the transfer of the 700,000 Sold Shares, and you shall not be obligated in any way, shape or form to transfer an additional 100,000 shares to me, regardless of whether the "Condition" (as defined in the Agreement") is satisfied. This amendment does not affect your rights to the payment contemplated by the Condition, it merely relieves you of any obligation to transfer shares to me when and if the Condition is satisfied. Since this amendment only adversely affects me, it is effective upon my execution. Nevertheless, I would appreciate it if you would sign below and return a signed copy to me.

 Very Truly Yours

/s/ Brett Merl
------------------------
Brett Merl


Acknowledged and Agreed:

------------------------
Matt Cohen